EXHIBIT 2

AGREEMENT AND PLAN OF MERGER

between

PNA HOLDING COMPANY

and

PS FINANCIAL, INC.

dated as of June 13, 2001

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TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS		1

ARTICLE II THE MERGERS

2.1	The Cash-Out Merger	7
2.2	Effective Time; Closing	7
2.3	Treatment of Capital Stock of Merger Sub, Seller and Buyer	8
2.4	Stockholder Rights, Stock Transfers	8
2.5	Options	8
2.6	Exchange Procedures	8
2.7	Dissenting Shares	10
2.8	Holding Company and Financial Institution Mergers	10
2.9	Additional Actions	10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

3.1	Capital Structure	11
3.2	Organization, Standing and Authority of Seller	11
3.3	Seller Subsidiaries	12
3.4	Registration Obligation	12
3.5	Authorized and Effective Agreement	12
3.6	Securities Documents and Regulatory Reports	13

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3.7	Financial Statements	13
3.8	Material Adverse Change	14
3.9	Environmental Matters	14
3.10	Tax Matters	14
3.11	Legal Proceedings	15
3.12	Compliance with Laws	15
3.13	Certain Information	16
3.14	Employee Benefit Plans	16
3.15	Certain Contracts	17
3.16	Brokers and Finders	18
3.17	Insurance	18
3.18	Properties	18
3.19	Labor	19
3.20	Allowance for Loan Losses	19
3.21	Material Interests of Certain Persons	19
3.22	Fairness Opinion	19
3.23	Disclosures	20
3.24	No Undisclosed Liabilities	20
3.25	Indemnification	20
3.26	Loan Portfolio	20
3.27	Investment Portfolio	21
3.28	Corporate Records	21
3.29	Interim Events	21
3.30	Defaults	21

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

4.1	Organization, Standing and Authority of Buyer	21
4.2	Authorized and Effective Agreement	22
4.3	Regulatory Rights	23
4.4	Financial Statements	23
4.5	Material Adverse Change	23
4.6	Legal Proceeding	24
4.7	Certain Information	24
4.8	Brokers and Finders	24
4.9	Disclosures	24
4.10	Financial Resources	24

ARTICLE V COVENANTS

5.1	Reasonable Best Efforts	25
5.2	Stockholder Meeting	25
5.3	Regulatory Matters	25
5.4	Investigation and Confidentiality	26
5.5	Press Releases	27
5.6	Business of the Parties	27
5.7	Certain Actions	30
5.8	Current Information	30
5.9	Indemnification; Insurance	30
5.10	Environmental Reports	31
5.11	Employees and Employee Benefit Plans	31

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5.12	Litigation Matters	33
5.13	Organization of Merger Sub	33
5.14	Conforming Entries	33
5.15	Integration of Policies	34
5.16	Disclosure Supplements	34
5.17	Failure to Fulfill Conditions	34
5.18	Proxy Solicitor	34
5.19	Advisory Directors	35

ARTICLE VI CONDITIONS PRECEDENT

6.1	Conditions Precedent - Buyer and Seller	35
6.2	Conditions Precedent - Seller	36
6.3	Conditions Precedent - Buyer	36

ARTICLE VII TERMINATION, WAIVER AND AMENDMENT

7.1	Termination	37
7.2	Effect of Termination	38
7.3	Survival of Representations, Warranties and Covenants	38
7.4	Waiver	39
7.5	Amendment or Supplement	39
7.6	Liquidated Damages	39

ARTICLE VIII MISCELLANEOUS

8.1	Expenses	40
8.2	Entire Agreement	40

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8.3	No Assignment	40
8.4	Notices	40
8.5	Alternative Structure	41
8.6	Interpretation	42
8.7	Counterparts	42
8.8	Governing Law	42
8.9	Severability	42

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AGREEMENT AND PLAN OF MERGER

       Agreement and Plan of Merger ("Agreement") dated as of June 13, 2001, by and between PNA Holding Company ("Buyer"), an Illinois corporation, and PS Financial, Inc. ("Seller"), a Delaware corporation.

R E C I T A L S:

       WHEREAS, the Boards of Directors of the Buyer and Seller have determined that it is in their respective best interests for Buyer to acquire Seller pursuant to the terms of this Agreement;

       WHEREAS, to the effect the acquisition, Buyer will form a new corporation ("Merger Sub") under the laws of the State of Delaware, which will be a wholly-owned, first-tier subsidiary of Buyer, and Merger Sub will be merged with and into Seller (the "Cash-Out Merger"), with Seller being the surviving corporation (the "Surviving Corporation"). Immediately after the Cash-Out Merger becomes effective, the Board of Directors of Buyer, acting on behalf of Buyer as the sole stockholder of the Surviving Corporation, shall adopt a merger resolution and the Holding Company Plan of Merger (as defined in Article I) for the merger of the Surviving Corporation with and into the Buyer (the "Holding Company Merger") and Buyer shall file a certificate of ownership and merger with the Secretary of State of Delaware and articles of merger with the Secretary of State of Illinois with respect to the Holding Company Merger. Immediately thereafter, all necessary corporate action will be taken to effect the merger (the "Financial Institution Merger") of Alliance (as defined in Article I) with and into Preferred (as defined in Article I). The Cash-Out Merger, the Holding Company Merger and the Financial Institution Merger are sometimes hereinafter collectively referred to as the "Merger."

       WHEREAS, as an inducement and condition to Buyer's willingness to enter into this Agreement, Buyer and certain of the Directors of Seller will concurrently enter into voting agreements in the form attached hereto as Exhibit A; and

       NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, the Parties (as defined in Article I) hereby agree as follows:

ARTICLE I

DEFINITIONS

       The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

       "Agreement" shall mean this Agreement as the same may be amended or modified in accordance with its terms.

       "Alliance" shall mean Alliance, FSB, a wholly owned subsidiary of Buyer.

       "Alternative Proposal" shall mean any bona fide written proposal by any person other than Buyer to engage in a merger, consolidation, purchase or lease of substantially all assets,

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      purchase of securities representing more than 20% of the voting power, or any similar transaction involving Seller, in each case for per share consideration to Seller's stockholders in excess of (i) $13.25 per share if the consideration received includes equity securities of the acquiror or (ii) $14.00 per share in all other cases.

       "Buyer" has the meaning set forth in the preamble to this Agreement.

       "Buyer Accountant" shall mean Crowe, Chizek and Company L.L.P., independent certified public accountants with respect to Buyer.

       "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of September 30, 2000 and 1999 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Buyer for each of its fiscal years since inception and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Buyer with respect to each quarterly and annual period ended subsequent to September 30, 2000.

       "Cash-Out Merger" has the meaning set forth in the Recitals of this Agreement.

       "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

       "Certificate" shall mean any certificate which prior to the Effective Time represented shares of Seller Common Stock including Seller Restricted Stock.

       "Certificate of Merger" shall mean the certificate of merger to be filed with the Secretary of State of Delaware with respect to the Cash-Out Merger.

       "Closing" shall mean the closing of the Cash-Out Merger at a time and place selected by Buyer no later than five days following the satisfaction or waiver of all conditions set forth in Article VI of this Agreement, provided that Buyer shall have no obligation to schedule Closing prior to September 30, 2001.

       "Closing Date" shall mean the date on which the Closing occurs.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "CRA" shall mean the Community Reinvestment Act.

       "Defined Benefit Plan" shall mean any Seller Employee Plan constituting a defined benefit plan within the meaning of Section 3(35) of ERISA.

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       "Delaware General Corporation Law"shall mean the general corporation law of the State of Delaware.

       "Dissenting Shares" shall mean any shares of Seller Common Stock whose holder becomes entitled to fair value under the Delaware General Corporation Law.

       "Effective Time" shall mean the time that the Certificate of Merger is filed with the Secretary of State of Delaware, unless a later date and time is specified as the Effective Time in the Certificate of Merger.

       "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

       "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Exchange Agent" shall mean an exchange agent designated by Buyer and reasonably acceptable to Seller.

       "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

       "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

       "FHLB" shall mean Federal Home Loan Bank.

       "Financial Institution Merger" has the meaning set forth in the Recitals of this Agreement.

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       "Financial Institution Plan of Merger" shall mean the plan of merger to be entered into by Alliance and Preferred after consummation of the Holding Company Merger in the form of Exhibit C to this Agreement.

       "GAAP" shall mean generally accepted accounting principles consistently applied with the prior practices of an entity.

       "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

       "HOLA" shall mean the Home Owners' Loan Act, as amended.

       "Holding Company Merger" has the meaning set forth in the Recitals of this Agreement.

       "Holding Company Plan of Merger" shall mean the plan of merger to be entered into by the Surviving Corporation and Buyer after consummation of the Cash-Out Merger in the form of Exhibit B to this Agreement.

       "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

       "Insider Loans" shall mean loans from Seller or Preferred to any officer, director or employee of Seller, Preferred or any associate or related interest of any such person.

       "Insurance Department" shall mean the Insurance Department of the State of Illinois.

       "IRS" shall mean the Internal Revenue Service or any successor thereto.

       "Knowledge Qualification" shall mean to the best knowledge, after reasonable investigation, of the Party receiving the benefit of the qualification.

       "MAE Qualification" shall mean except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect.

       "Material Adverse Effect" shall mean, with respect to any Party, any effect that is material and adverse to the condition (financial or otherwise), results of operations or business of that Party and its subsidiaries taken as whole, or that materially impairs the ability of any Party to consummate the Cash-Out Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries, (ii) changes in GAAP that are generally applicable to the banking or savings institution industries, (iii) expenses incurred in connection with the transactions contemplated hereby, (iv) actions or omissions of a Party (or any of its subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby or (v) changes attributable to or resulting from changes in general economic conditions which have a uniform affect on the banking or savings institution industries, including changes in the prevailing level of interest rates.

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       "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

       "Merger" has the meaning set forth in the Recitals of this Agreement.

       "Merger Consideration" shall mean a payment, in cash without interest, in the amount of Fourteen Dollars ($14.00) for each share of Seller Common Stock, including awarded but unissued shares of Seller Restricted Stock and Seller ESOP shares (whether allocated or unallocated) outstanding immediately prior to the Effective Time. For each full month that the Cash-Out Merger does not close after September 30, 2001, through no fault of Seller, the Merger Consideration, on a per share basis, shall be increased by $0.06. The Merger Consideration on a per share basis below is subject to decrease as provided in Section 6.3(g) of this Agreement.

       "Merger Sub" has the meaning set forth in the Recitals of this Agreement.

       "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

       "Parent" shall mean Polish National Alliance of the United States of North America, the sole stockholder of Buyer.

       "Parent Accountant" shall mean Frank J. Baker & Company, Ltd., independent certified public accountants with respect to Parent.

       "Parent Financial Statements" shall mean (i) the non-consolidated balance sheets (including related notes and schedules, if any) of Parent as of December 31, 2000 and 1999 and the non- consolidated statements of income and statements of changes in surplus-statutory basis and cash flows (including related notes and schedules, if any) of Parent for each of the three years ended December 31, 2000, 1999 and 1998, and (ii) the non-consolidated balance sheets (including related notes and schedules, if any) of Parent and the non-consolidated statements of income and statements of changes in surplus-statutory basis and cash flows (including related notes and schedules, if any) of Parent with respect to the quarterly and annual periods ended subsequent to December 31, 2000.

       "Parties" shall mean Buyer and Seller.

       "Party" shall mean either Buyer or Seller.

       "Preferred" shall mean Preferred Savings Bank, a wholly owned subsidiary of Seller.

       "Previously Disclosed" shall mean disclosed in a written disclosure schedule delivered prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

       "Proxy Statement" shall mean the proxy statement to be delivered to stockholders of Seller in connection with the solicitation of their adoption of this Agreement.

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       "Rights" shall mean all warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

       "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

       "SEC" shall mean the Securities and Exchange Commission.

       "Secretary of State of Delaware " shall mean the Secretary of State of the State of Delaware or any successor thereto.

       "Secretary of State of Illinois " shall mean the Secretary of State of the State of Illinois or any successor thereto.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

       "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, the rules and regulations of the SEC promulgated thereunder, and all OTS regulations which incorporate or apply any of the foregoing.

       "Seller" has the meaning set forth in the preamble to this Agreement.

       "Seller Advisor" shall mean Charles Webb & Company, a division of Keefe Bruyette & Woods, Inc.

       "Seller Accountant" shall mean Crowe, Chizek and Company LLP, independent certified public accountants with respect to Seller.

       "Seller Common Stock" shall mean the common stock, par value $0.01 per share, of Seller.

       "Seller Employee Plans" shall mean all stock option, restricted stock, employee stock purchase and stock bonus plans, pension, profit-sharing and retirement plans, deferred compensation, consultant, bonus and group insurance contracts and agreements and all other incentive, health, welfare and benefit plans and arrangements maintained for the benefit of any present or former directors or employees of Seller and/or Preferred, whether written or oral.

       "Seller ESOP" shall mean the employee stock ownership plan of Seller, as in effect as of the date hereof.

       "Seller Financial Statements" shall mean (i) the condensed consolidated balance sheets (including related notes and schedules, if any) of Seller as of December 31, 2000 and 1999 and the

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      condensed consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended December 31, 2000, 1999 and 1998 as filed by Seller in its Securities Documents, and (ii) the condensed consolidated balance sheets of Seller (including related notes and schedules, if any) and the condensed consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 2000.

       "Seller Options" shall mean options to purchase shares of Seller Common Stock granted pursuant to Seller's 1997 Stock Option and Incentive Plan.

       "Seller Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Seller.

       "Seller Restricted Stock" shall mean the shares of Seller Common Stock awarded prior to January 1, 2001 pursuant to Seller's 1997 Recognition and Retention Plan that are unvested immediately prior to the Effective Time.

       "Surviving Corporation" has the meaning set forth in the Recitals to this Agreement.
      "Thrift Regulations" shall mean the FDIA, the HOLA and the rules and regulations promulgated thereunder.

ARTICLE II

THE MERGERS

      2.1 The Cash-Out Merger

       (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Seller in accordance with Section 251 of the Delaware General Corporation Law, and the separate corporate existence of Merger Sub shall cease. From and after the Effective Time, the Cash-Out Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law. The name of the Surviving Corporation shall continue to be "PS Financial, Inc."

       (b) The Certificate of Incorporation and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

       (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

      2.2 Effective Time; Closing

       The Cash-Out Merger shall become effective at the Effective Time. The Certificate of Merger with respect to the Cash-Out Merger shall be properly executed and filed with the Secretary of State of Delaware on the Closing Date.

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      2.3 Treatment of Capital Stock of Merger Sub, Seller and Buyer

       At the Effective Time, automatically by virtue of the Cash-Out Merger and without any action on the part of any Party or stockholder:

       (a) each outstanding share of Merger Sub common stock shall become an outstanding share of Surviving Corporation common stock;

       (b) each outstanding or treasury share of Buyer capital stock shall be unchanged and shall continue as an outstanding or treasury share of Buyer capital stock; and

       (c) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) including Seller Restricted Stock shall be canceled and converted into the right to receive the Merger Consideration from Buyer; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares), Parent, Buyer, Preferred or Alliance (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired without consideration or conversion.

      2.4 Stockholder Rights, Stock Transfers

       At the Effective Time, holders of Certificates shall cease to be and shall have no rights as stockholders of Seller, other than such rights as they may have under the Delaware General Corporation Law. After the Effective Time, there shall be no transfers on the stock transfer books of Seller as the Surviving Corporation of Certificates and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

      2.5 Options

       Each Seller Option outstanding on the date hereof and remaining outstanding immediately prior to the Effective Time, whether or not the option is then exercisable, shall be converted at the Effective Time into the right to receive a cash cancellation payment at such time in an amount equal to the product of (a) the number of shares of Seller Common Stock subject to such option immediately prior to the Effective Time and (b) the excess, if any, of the Merger Consideration over the $11.02 exercise price per share of such option, net of any cash which must be withheld under federal and/or state income and/or employment tax regulations. Such cash payments shall be in consideration for, and shall result in, the settlement and cancellation of all such Seller Options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to Buyer.

      2.6 Exchange Procedures

       (a) No later than five business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Cash-Out Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that

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      delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

       (b) Buyer shall deliver to the Exchange Agent within five business days after the Effective Time an amount of cash equal to the aggregate Merger Consideration.

       (c) Each holder of a Certificate (other than a holder of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Merger Consideration without interest.

       (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by the Exchange Agent or Buyer. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (e) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the stockholders of Seller for six months after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any stockholders of Seller who have not theretofore complied with Section 2.6(c) shall thereafter look only to Buyer for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

       (f) The Exchange Agent or Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so

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      withheld by the Exchange Agent or Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

      2.7 Dissenting Shares

       (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the Delaware General Corporation Law; provided, however, that if any holder of Dissenting Shares shall forfeit such right to payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without interest from Buyer. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the Delaware General Corporation Law.

       (b) Seller shall give Buyer (i) prompt notice of any written objections to the Cash-Out Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Delaware General Corporation Law received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the Delaware General Corporation Law. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

      2.8 Holding Company and Financial Institution Mergers

       Immediately after the Effective Time the Board of Directors of Buyer shall approve the Holding Company Plan of Merger, shall cause the Parties to execute the Holding Company Plan of Merger and shall cause all required documents to be properly executed and filed with the Secretary of State of Delaware and the Secretary of State of Illinois to cause the Holding Company Merger to become effective. Immediately after consummation of the Holding Company Merger Buyer shall cause its Board of Directors and the Boards of Directors of Alliance and Preferred to approve the Financial Institution Plan of Merger and to take all necessary action to cause the Financial Institution Merger to become effective.

      2.9 Additional Actions

       If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the acquiring entity its right, title or interest in, to or under any of the rights, properties or assets acquired or to be acquired by the acquiring entity as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement, the Holding Company Plan of Merger or the Financial Institution Plan of Merger, each acquired entity and its proper officers and directors shall be deemed to have granted to the acquiring entity an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the acquiring entity and otherwise to carry out the purposes of this Agreement,

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      the Holding Company Plan of Merger or the Financial Institution Plan of Merger, and the proper officers and directors of the acquiring entity are fully authorized in the name of the acquired entity or otherwise to take any and all such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller represents and warrants to Buyer as follows:

      3.1 Capital Structure

       (a) The authorized capital stock of Seller consists of 2,500,000 shares of Seller Common Stock and 100,000 shares of Seller Preferred Stock. As of the date hereof, 1,255,067 shares of Seller Common Stock are outstanding (including 26,558 shares held in Seller's 1997 Recognition and Retention Plan); 927,058 shares of Seller Common Stock are held in treasury (including 22,979 shares purchased for Sellers 1997 Recognition and Retention Plan but unawarded) and no shares of Seller Preferred Stock have been issued. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person or entity. Except for 12,436 shares of Seller Restricted Stock and Seller Options to acquire not more than 165,750 shares of Seller Common Stock at an exercise price of $11.02 per share, a schedule of which has been Previously Disclosed that includes the name of each optionee and the number of Seller Options held by each optionee, there are no Rights issued or outstanding with respect to the capital stock of Seller as of the date hereof.

       (b) The authorized capital stock of Preferred consists of 2,500,000 shares of common stock and 100,000 shares of preferred stock. As of the date hereof, 2,182,125 shares of common stock of Preferred are outstanding and no shares of preferred stock of Preferred have been issued. All outstanding shares of common stock of Preferred have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Seller. There are no Rights issued or outstanding with respect to the capital stock of Preferred.

      3.2 Organization, Standing and Authority of Seller

       Seller is a unitary savings and loan holding company under the Thrift Regulations, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller has heretofore delivered to Buyer true and complete copies of the Certificate of Incorporation and Bylaws of Seller as in effect as of the date hereof.

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      3.3 Seller Subsidiaries

       Seller has one subsidiary, Preferred. Preferred is a savings bank, duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own and lease all of its properties and assets and to carry on its business, as now conducted, and Preferred is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualifications. Preferred is a member in good standing of the FHLB System. The deposit accounts of Preferred are insured by the SAIF to the maximum extent permitted by the FDIA and Preferred has paid all deposit insurance premiums and assessments required by the FDIA payable on or prior to the Closing Date. Preferred is a "qualified thrift lender" as defined in Section 10(m) of HOLA. The liquidation account established by Preferred in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are complete and accurate in all material respects.

       Preferred does not own or have the right to acquire, in either case, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity.

      3.4 Registration Obligation

       Seller is not under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

      3.5 Authorized and Effective Agreement

       (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Governmental Entities and the adoption of this Agreement by Seller's stockholders) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and approved by all necessary corporate action in respect thereof on the part of Seller, except for the adoption of this Agreement by Seller's stockholders. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       (b) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, including the Merger, nor compliance by Seller with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Seller, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of

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      termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Seller is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities and the stockholders of Seller, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

       (c) Subject to the Knowledge Qualification, except for (i) the filing of applications with and the approvals of the OTS, (ii) the filing and clearance of the Proxy Statement, (iii) the adoption of this Agreement by the requisite vote of the stockholders of Seller, and (iv) the filing of the Certificate of Merger with the Secretary of State of Delaware with respect to the Cash-Out Merger, the filing of a certificate (or articles) of merger with the Secretary of State of Delaware and the Secretary of State of Illinois with respect to the Holding Company Merger, and the filing of articles of combination with the OTS with respect to the Financial Institution Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Preferred in connection with the completion of the Merger.

       (d) As of the date hereof, Seller is not aware of any reasons relating to Seller or Preferred (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for the completion of the Merger and the continuation by Buyer after the Merger of the business of Seller, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which would materially reduce the value of Seller.

      3.6 Securities Documents and Regulatory Reports

       (a) Since November 26, 1996, Seller has timely filed all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (b) Since November 26, 1996, Preferred has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the examinations of Preferred by the OTS, Preferred was not required to correct or change any action, procedure or proceeding which Seller believes has not been corrected or changed as required.

      3.7 Financial Statements

       (a) Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, which, in the case of year-end Seller Financial Statements, are accompanied by the audit reports of Seller Accountant. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the financial condition of Seller as of the respective dates set

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      forth therein, and the income, changes in stockholders' equity and cash flows of Seller for the respective periods set forth therein.

       (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein, and except in the case of interim statements for the absence of footnotes and normal year end adjustments. The audits of Seller have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Seller are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller.

      3.8 Material Adverse Change

       Since March 31, 2001 to the date hereof, (i) Seller has conducted its business in the ordinary and usual course (excluding the entering into of this Agreement and the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

      3.9 Environmental Matters

       (a) Preferred is in compliance with all Environmental Laws. Preferred has not received any communication alleging that Preferred is not in such compliance and, subject to the Knowledge Qualification, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

       (b) Subject to the Knowledge Qualification, none of the properties owned, leased or operated by Preferred has been or is in violation of or liable under any Environmental Law.

       (c) Subject to the Knowledge Qualification, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability against or obligation on the part of Preferred or any person or entity whose liability or obligation for any Environmental Claim Preferred has or may have retained or assumed either contractually or by operation of law.

       (d) Except as Previously Disclosed, Preferred has not conducted any environmental studies with respect to any properties owned by it, leased by it or securing loans held by it.

      3.10 Tax Matters

       (a) Seller has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is

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      not required to have been made will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Seller will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

       (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller are complete and accurate in all material respects. Seller either is not delinquent in the payment of any tax, assessment or governmental charge or has requested an extension of time without penalty within which to file any tax returns in respect of any fiscal year or portion thereof. Except as Previously Disclosed, none of the federal, state and local income tax returns of Seller have been audited by applicable tax authorities and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller which have not been settled and paid. There are currently no agreements in effect with respect to Seller to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, subject to the Knowledge Qualification, threatened.

       (c) Seller (i), except as to Preferred, is not a party to any agreement providing for the allocation or sharing of taxes, (ii) except as Previously Disclosed, is not required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of any change in accounting method (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iii) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

       (d) Seller and Preferred have withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

      3.11 Legal Proceedings

       Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against Seller or Preferred or against any asset, interest or right of Seller or Preferred, or against any officer, director or employee of Seller or Preferred in such capacity, involving a monetary amount in excess of $10,000 or a request for specific performance, injunctive relief or other equitable relief.

      3.12 Compliance with Laws

       (a) Seller and Preferred have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business in all material respects as it is presently

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      being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, subject to the Knowledge Qualification, will not be adversely affected by virtue of the completion of the Merger; and, subject to the Knowledge Qualification, no suspension or cancellation of any of the same is threatened.

       (b) Subject to the MAE Qualification, neither Seller nor Preferred is in violation of its Certificate of Incorporation, Charter or Bylaws, or, any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and neither Seller nor Preferred has received any notice or communication from any Governmental Entity asserting that Seller is in violation of any of the foregoing. Preferred is not subject to any regulatory or supervisory cease and desist order, assistance agreement, other agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks issued by Governmental Entities), and has not received any written communication requesting that it enter into any of the foregoing.

       3.13 Certain Information

       None of the information relating to Seller or Preferred supplied or to be supplied by Seller for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

      3.14 Employee Benefit Plans

       (a) Seller has Previously Disclosed all Seller Employee Plans and has heretofore delivered to Buyer accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

       (b) Neither Seller nor Preferred currently maintains or sponsors any Defined Benefit Plan. Any Defined Benefit Plan previously maintained or sponsored by Seller or Preferred has been terminated and neither Seller nor Preferred has any liability with respect to any previously terminated Defined Benefit Plan.

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       (c) Seller does not participate in and has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

       (d) No transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code.

       (e) Full payment has been made (or proper accruals have been established) of all contributions which have been made or accrued for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) for all contributions which are made or accrued for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA.

       (f) The Seller Employee Plans have been maintained and operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

       (g) There are no pending or, subject to the Knowledge Qualification, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

       (h) Except as Previously Disclosed, Seller has not made any payments, or been a party to any agreement or any Seller Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

      3.15 Certain Contracts

       (a) Except as Previously Disclosed, neither Seller nor Preferred is a party to, bound or affected by, or obligated to pay benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller or Preferred (other than in the case of deposits, FHLB advances and federal funds purchased) or the guarantee by Seller or Preferred of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee of Seller or Preferred, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) will or may become due to any present or former director, advisory director, officer or employee of Seller or Preferred as a result of Seller entering into this Agreement, the adoption of this Agreement by Seller's stockholders or the consummation of any of the transactions contemplated by this Agreement; (iv) any agreement, arrangement or understanding pursuant to which Seller or Preferred is obligated to indemnify any present or former director, advisory director,

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      officer, employee or agent of Seller or Preferred; (v) any agreement, arrangement or understanding to which Seller or Preferred is a party or by which it is bound which limits the freedom of Seller or Preferred to compete in any line of business or with any person; (vi) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-KSB under the Securities Laws and which has not been so filed; (vii) any agreement pursuant to which loans have been sold by Preferred, which impose any potential recourse obligations (by representation, warranty, covenant or other contractual terms) upon Preferred; or (viii) any subservicing agreement.

       (b) Seller is not in default or in non-compliance in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other material instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

      3.16 Brokers and Finders

       Except for the Previously Disclosed agreement with Seller Advisor, neither Seller nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

      3.17 Insurance

       Seller and Preferred are insured for reasonable amounts with financially sound and reputable insurance companies against such risks as institutions engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Except as Previously Disclosed, neither Seller nor Preferred has, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied.

      3.18 Properties

       All material real and personal property owned by Preferred or presently used in its business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Preferred in the ordinary course of business consistent with its past practices. Preferred has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equitable rights of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits, (iii) such imperfections of title, easements and non-monetary encumbrances affecting real property, if any, which do not adversely affect the value or use of such real property, and (iv) monetary liens, if any, reflected in the Seller Financial Statements as of March 31, 2001. Except as Previously Disclosed, all real and personal property which is material to Preferred's business that is leased or licensed by Preferred is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases and licenses will not

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      terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger. All improved real property owned or leased by Preferred is in compliance in all material respects with all applicable zoning laws.

      3.19 Labor

       No work stoppage involving Preferred is pending or, subject to the Knowledge Qualification, threatened. As of the date hereof, Preferred is not involved in or, subject to the Knowledge Qualification, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving any employees of Preferred. There are no employees of Preferred who are members of a union.

      3.20 Allowance for Loan Losses

       The allowance for loan losses of Preferred reflected on Seller's condensed balance sheet included in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, in the opinion of Seller's management, adequate as of their respective dates under the requirements of GAAP. The real estate owned by Preferred, if any, reflected in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP. The aggregate principal amount of loans and accrued interest thereon contained (or that will be contained) in the loan portfolio of Preferred in excess of such reserve, as reflected in the Seller Financial Statements, was (and will be), in the reasonable opinion of management of Seller as of the respective dates of the Seller Financial Statements, fully collectible.

      3.21 Material Interests of Certain Persons

       (a) No officer, director or employee of Seller or Preferred or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller.

       (b) Except as Previously Disclosed or as set forth in Seller's proxy statement for its 2001 Annual Meeting of Stockholders there are no Insider Loans. All outstanding Insider Loans were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by the Preferred Board of Directors in accordance with applicable law and regulations.

      3.22 Fairness Opinion

       Seller has received an opinion from Seller Advisor to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Seller.

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      3.23 Disclosures

       None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

      3.24 No Undisclosed Liabilities

       Neither Seller nor Preferred has any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or Preferred giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller and Preferred or the notes thereto, except (i) for liabilities set forth or reserved against in the Seller Financial Statements as of December 31, 2000 or the notes thereto, and (ii) liabilities occurring in the ordinary course of business since December 31, 2000 or relating to possible sale of Seller or the transactions contemplated by this Agreement.

      3.25 Indemnification

       Subject to the Knowledge Qualification, except as Previously Disclosed, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of Seller or Preferred has occurred which would as of the date hereof give rise to a claim or a potential claim by any such person for indemnification from Seller or Preferred.

      3.26 Loan Portfolio

       Except as Previously Disclosed, each loan reflected as an asset on the Seller Financial Statements as of March 31, 2001, and each loan originated or acquired by Preferred thereafter is (or will be) evidenced by appropriate and sufficient documentation and constitutes (or will constitute), the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as Previously Disclosed, all such loans are, and the loans held at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as Previously Disclosed, there is no loan or other asset of Preferred that as of the date hereof has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss." Seller has Previously Disclosed a complete list of all real estate currently owned by Preferred that was acquired by Preferred through foreclosure, repossession or deed in lieu thereof.

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      3.27 Investment Portfolio

       All investment securities held by Seller or Preferred, as reflected in the condensed consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, Statement of Financial Accounting Standards No. 115. Except as Previously Disclosed and except for pledges to secure public and trust deposits, none of the investments reflected in the Seller Financial Statements as of March 31, 2001 and none of the investments since made by Seller or Preferred is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Seller or Preferred to freely dispose of such investment at any time, other than those restrictions imposed on securities held to maturity under GAAP.

      3.28 Corporate Records

       The corporate record books and stock ledgers of Seller and Preferred are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Board of Directors and committees of the Board of Directors of Seller and Preferred, and all transactions in their capital stock, since its inception.

      3.29 Interim Events

       Except as Previously Disclosed, since March 31, 2001, neither Seller nor Preferred has paid or declared any dividend or made any other distribution to stockholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

      3.30 Defaults

       There has not been any default in any material obligation to be performed by Seller or Preferred under any material contract or commitment and neither Seller nor Preferred has waived or will waive prior to the Effective Time any material right under any material contract or commitment. Subject to the Knowledge Qualification, as of the date hereof no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants to Seller as follows:

      4.1 Organization, Standing and Authority of Buyer

       Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property

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      or the conduct of its business requires such licensing or qualification. Buyer is a unitary savings and loan holding company under the Thrift Regulations. Buyer's wholly owned subsidiary, Alliance, is a saving bank duly organized, validly existing and in good standing under the laws of the United States. Alliance is a member in good standing of the FHLB System and a "qualified thrift lender" as defined in Section 10(m) of HOLA.

      4.2 Authorized and Effective Agreement

       (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Government Entities) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and approved by all necessary corporate action in respect thereof on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       (b) Neither the execution and delivery of this Agreement, nor completion of the transactions contemplated hereby, including the Merger, nor compliance by Buyer with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Buyer, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Buyer is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

       (c) Subject to the Knowledge Qualification, except for the filing of a notice or application with the Insurance Department and the filings and approvals set forth in Section 3.5(c)(i) and (iv) hereof, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer or Alliance in connection with the completion of the Merger.

       (d) As of the date hereof, Buyer is not aware of any reasons relating to Buyer or Alliance (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger, free of any conditions or requirements which would materially reduce the value of Seller or Preferred to Buyer.

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      4.3 Regulatory Rights

       (a) Alliance has since June 7, 1999, duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Alliance by the OTS, Alliance was not required to correct or change any action, procedure or proceeding which Buyer believes has not been corrected or changed as required.

      4.4 Financial Statements

       (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Parent Financial Statements, which, in the case of year-end Parent Financial Statements, are accompanied by the audit reports of Parent Accountant. The Parent Financial Statements fairly present and will fairly present, as the case may be, the financial condition of Parent as of the respective dates set forth therein, and the income, changes in surplus-statutory basis and cash flows of Parent for the respective periods or as of the respective dates set forth therein.

       (b) Each of the Parent Financial Statements referred to in Section 4.4(a) has been or will be, as the case may be, prepared in accordance with accounting practices prescribed or permitted by the Insurance Department, except as stated therein. The audits of Parent have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Parent are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Parent.

       (c) Buyer has previously delivered or made available to Seller accurate and complete copies of the Buyer Financial Statements, which, in the case of year-end Buyer Financial Statements, are accompanied by the audit reports of Buyer Accountant. The Buyer Financial Statements fairly present and will fairly present, as the case may be, the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

       (d) Each of the Buyer Financial Statements referred to in Section 4.4(c) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein, and except in the case of interim statements for the absence of footnotes and normal year end adjustments. The audits of Buyer have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Buyer and Alliance are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and Alliance.

      4.5 Material Adverse Change

       Since March 31, 2001 to the date hereof, (i) Buyer has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the

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       transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

      4.6 Legal Proceeding

       Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against Buyer or Alliance or against any asset, interest or right of Buyer, or against any officer, director or employee of Buyer or Alliance, in such capacity, which seeks material monetary relief, specific performance, injunctive relief or other equitable relief. Neither Buyer nor Alliance is a party to or subject to any order, judgment or decree.

      4.7 Certain Information

       None of the information relating to Buyer or Alliance supplied or to be supplied by Buyer for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

      4.8 Brokers and Finders

       Neither Buyer nor any of its directors, officers or employees has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

      4.9 Disclosures

       None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

      4.10 Financial Resources

       Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient cash funds to pay the aggregate Merger Consideration. In furtherance of the foregoing, Buyer shall cause Alliance to distribute to Buyer prior to Closing a cash dividend or capital distribution in the amount of at least Six Million Eight Hundred Thousand Dollars ($6,800,000).

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ARTICLE V

COVENANTS

      5.1 Reasonable Best Efforts

       Subject to the terms and conditions of this Agreement, each of Seller and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Cash-Out Merger as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end.

      5.2 Stockholder Meeting

       Seller shall take all action necessary to properly call and convene a meeting of its stockholders as soon as practicable after the date hereof to consider and vote upon the adoption of this Agreement. The Board of Directors of Seller will recommend that the stockholders of Seller adopt this Agreement, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

      5.3 Regulatory Matters

       (a) The Parties shall promptly cooperate with each other in the preparation and filing of the Proxy Statement with the SEC and after the SEC has cleared the Proxy Statement, Seller shall promptly mail the Proxy Statement to its stockholders.

       (b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 45 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications (including applications of Parent, Buyer and Alliance), notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party or written materials submitted by the other Party to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur by September 30, 2001.

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       (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective present and former directors and officers, the stockholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Parent, Alliance, Seller or Preferred to any Governmental Entity in connection with the transactions contemplated hereby.

       (d) Buyer and Seller shall promptly furnish each other with copies of written communications received from, or delivered to, any Governmental Entity in respect of the transactions contemplated hereby.

      5.4 Investigation and Confidentiality

       (a) Seller shall permit Buyer and its representatives reasonable access to Seller's properties and personnel, and shall disclose and make available to Buyer, upon Buyer's reasonable request, all books, papers and records relating to Seller's or Preferred's assets, stock ownership, properties, operations, obligations and liabilities, including all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any Governmental Entity, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with Seller's normal operations. Seller shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of Seller and Preferred available to confer with Buyer and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with Seller's or Preferred's normal operations.

       (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the transactions contemplated hereby and, if such transactions shall not occur, the Party receiving the information shall either destroy or return to the Party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days' prior notice thereof.

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      5.5 Press Releases

       Buyer and Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which such Party believes is required by law or regulation. Any press release can be transcribed into the Polish and Spanish languages and re-released.

      5.6 Business of the Parties

       (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and Preferred shall carry on their business only in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve the business organization of Preferred intact, (y) keep available to itself and Buyer the present services of the employees of Preferred and (z) preserve for itself and Buyer the goodwill of the customers of Preferred and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed with respect to subparts (vi) (and particularly with respect to brokered loans to be acquired from Mortgage Square), (ix) and (xi) (but in the case of subpart (xi) as to the purchase of marketable securities in the ordinary course of business only)) or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not, with respect to Seller or Preferred:

             (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for the declaration and payment of a dividend in the amount of $0.15 per share in August, 2001 and the dividend previously declared in the amount of $0.15 per share payable to stockholders of record of Seller on May 11, 2001. Provided, however, notwithstanding the foregoing to the contrary, Buyer encourages Preferred to declare and pay cash dividends to the maximum amount permitted under the Thrift Regulations to the extent such dividends do not result in the impairment of Preferred's liquidation account or the recapture of Preferred's tax bad debt reserve;

             (ii) issue any shares of its capital stock, other than the issuance of previously awarded but unissued shares of Seller Restricted Stock or upon exercise of Seller Options referred to in Section 3.1 hereof; issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

             (iii) amend its Certificate of Incorporation, Charter, Bylaws or similar organizational documents; or waive or release any material right or cancel or compromise any material debt or claim;

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             (iv) increase the rate of compensation of any of the directors, officers or employees of Seller or Preferred, or pay or agree to pay any bonus or severance to, or provide any other new benefit or incentive to, any of the directors, officers or employees of Seller or Preferred, except (x) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (y) for Previously Disclosed regular scheduled salary increases, or (z) as may be required by law;

             (v) enter into or, except as may be required by law, modify any Seller Employee Plan or other benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;

             (vi) originate or purchase (x) any brokered loan not pursuant to a commitment Previously Disclosed and existing on the date hereof, (y) any loan in excess of $250,000 for a loan secured by a first trust or mortgage or any loan in excess of $100,000 for a loan secured by a second trust or mortgage, or (z) any loan not secured by a first or second trust or mortgage on a one- to four-family residential property;

             (vii) except as otherwise permitted hereunder, enter into (v) any agreement for the purchase, sale, transfer, mortgage, encumbrance or other disposition of any properties or assets outside the ordinary course of business or (w) any other transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or Preferred or guarantee by Seller or Preferred of any such obligation, except for deposits, FHLB advances not to exceed six months to maturity, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (z) any contract, agreement or understanding with a labor union;

             (viii) change its method of accounting in effect for the year ended December 31, 2000, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

             (ix) enter into or renew any lease of real or personal property or any service contract; or fail to give any required notice to prevent a lease or service contract from being renewed; or make any capital expenditures in excess of $20,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments Previously Disclosed and existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

             (x) file any applications or make any contract with respect to branching or site location or relocation;

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             (xi) purchase any security or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity;

             (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

             (xiii) except as necessitated in the reasonable opinion of the management of Preferred due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of Preferred's lending or investment policies, except to the extent required by law or an applicable regulatory authority;

             (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

             (xv) take any action that would cause any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;
             (xvi) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement;

             (xvii) materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except (A) in a manner and pursuant to policies consistent with past practices or (B) to decrease rates on jumbo certificates of deposit; or change the interest rate paid on passbook or statement savings accounts . Seller shall on a weekly basis provide to Buyer a written schedule of Preferred's interest rates and term on deposit accounts and loans;

             (xviii) prepay any debt, including FHLB advances at a premium or with a prepayment penalty or fee, except prepayment of July 2001 FHLB advances may be made with penalty in June 2001; or

             (xix) agree to do any of the foregoing.

       (b) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller or Preferred, other than any changes in conditions that affect the banking or savings institution industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on Seller.

       (c) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not:

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             (i) take any action that would cause any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1, 6.2 or 6.3 hereof not to be satisfied;

             (ii) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

             (iii) agree to do any of the foregoing.

      5.7 Certain Actions

       Seller shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any Alternative Proposal, provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if Seller's Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would constitute a breach of fiduciary duties of such directors under applicable law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7. In no event may Seller provide any information to a third party that it has not provided to Buyer.

      5.8 Current Information

       During the period from the date hereof to the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's or Preferred's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Seller will deliver to Buyer all reports filed by it under the Securities Laws and all reports filed by Preferred under the Thrift Regulations subsequent to the date hereof including all financial reports filed with the OTS. Seller will also deliver to Buyer as soon as practicable all quarterly and annual Seller Financial Statements prepared with respect to periods ending subsequent to March 31, 2001. As soon as practicable after the end of each month, Seller will deliver to Buyer (a) the monthly deposit and loan trial balances of Preferred, (b) the monthly analysis of Preferred's investment portfolio prepared by Griffin Kubik Stephens Thompson, Inc., and (c) any monthly balance sheet and/or income statements of Seller or Preferred.

      5.9 Indemnification; Insurance

       (a) From and after the Effective Time, Buyer agrees to indemnify and hold harmless the past and present directors and officers of Seller and Preferred (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons have the right to be indemnified and held harmless by Seller under the Certificate of Incorporation or Bylaws

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      of Seller as in effect at the date of this Agreement, and such right shall continue in full force and effect until the expiration of any applicable statute of limitations. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties as of the date hereof, to the maximum extent permitted by Delaware law, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect. Seller may, at a cost not in excess of $27,000, purchase single premium tail coverage with policy limits equal to Seller's existing annual coverage limits.

       (b) In the event that Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or resulting corporation of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case such successor or assign shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

      5.10 Environmental Reports

       If requested by Buyer within 15 business days of the date hereof (or within ten days after Seller's or Preferred's acquisition or lease of any real property acquired or leased after the date hereof), Seller shall provide to Buyer, as soon as reasonably practical, but not later than 45 days from the receipt by Seller of the request of Buyer therefor, a report of a phase one environmental investigation on real property owned or leased by Seller or Preferred (but excluding space in office or retail and similar establishments leased by Seller or Preferred for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one environmental investigation in Buyer's reasonable opinion, Seller shall provide to Buyer, within 60 days of the receipt by Seller of the request of Buyer therefor, a report of a phase two environmental investigation on properties requiring such additional study. The costs of the phase one and phase two environmental investigations, if any, shall be borne by Buyer.

      5.11 Employees and Employee Benefit Plans

       (a) Full time employees of Seller and Preferred who remain employed after the Effective Time will be eligible to participate in all welfare and benefit plans that are generally available to full-time employees of Alliance on a uniform and non-discriminatory basis with credit for years of service with Seller and Preferred for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits under any Defined Benefit Plan). Buyer shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee Plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

       (b) Buyer agrees to honor the terms of all Previously Disclosed employment, consulting, severance and termination agreements and all vested rights under the Seller Employee Plans. Buyer agrees to expressly assume every such agreement which by its terms requires express assumption by a successor to Seller. Such express assumption shall occur by virtue of Buyer's execution of this Agreement without any further action required by Buyer upon the completion of the Merger, and

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      subject to the proviso that the aggregate cash severance payments to be made to S.J. Ptak and Kimberly P. Rooney at the Effective Time, in a single lump sum payment, under their December 18, 1996 Employment Agreements shall not exceed $675,000.

       (c) In the sole discretion of Buyer, payments made by it in full and complete satisfaction of obligations of Seller and/or Preferred under any Seller Employee Plan or under any agreement referred to in Section 5.11(b) shall be subject to the recipient's delivery to Buyer of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Buyer, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable.

       (d) As of the Effective Time, the Seller ESOP shall be terminated in accordance with its terms. Prior to the Effective Time, the Seller shall be permitted to make such changes to the Seller ESOP as it deems appropriate to carry out the provisions of this subsection and shall file a request for determination with the IRS with respect to the termination of the Seller ESOP. Any cash received by the Seller ESOP trustee in connection with the Cash-Out Merger with respect to the unallocated shares of Seller Common Stock shall be first applied by the Seller ESOP trustee to the full repayment of the Seller ESOP loan. The balance of the cash (if any) received by the Seller ESOP trustee in connection with the Cash-Out Merger with respect to the unallocated shares of Seller Common Stock shall be allocated to the accounts of all participants in the Seller ESOP who have accounts remaining under the Seller ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries as they exist as of the Effective Time as earnings, unless otherwise required to be allocated as annual additions subject to the limitations of Section 415 of the Code. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to termination, the assets of the Seller ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. Prior to the Effective Time, Seller shall be entitled to make prepayments on the Seller ESOP loan to the extent such prepayments (i) are fully deductible for tax purposes as contributions to the ESOP, (ii) do not adversely affect the qualified status of the Seller ESOP, and (iii) reflect a contribution level consistent with past practice calculated on a pro rata basis for the partial plan year period (which contribution shall only apply to the taxable cash compensation of employee/participants excluding any severance payments arising from any of the transactions contemplated by this Agreement).

       (e) As a material inducement for S.J. Ptak and Kimberly P. Rooney entering into the Non-Competition Agreements referred to in Section 6.1(e) and agreeing to be bound by the terms and provisions thereof for the period of time therein stated, Buyer agrees that it shall cause Preferred to provide and pay for group health insurance benefits for S.J. Ptak and Kimberly P. Rooney and their respective family members from the Effective Time through November 24, 2004, which health benefits shall be no less favorable than those Previously Disclosed by Buyer.

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      5.12 Litigation Matters

       Seller will consult with Buyer about any proposed settlement, or any disposition of, any litigation affecting Seller or Preferred.

      5.13 Organization of Merger Sub

       Buyer shall cause Merger Sub to be formed under the Delaware General Corporate Law as a wholly owned, first-tier subsidiary of Buyer. Buyer shall cause all necessary corporate action to be taken by Merger Sub to adopt the plan of merger contained in Article II of this Agreement with respect to the Cash-Out Merger including, if necessary or appropriate, having Merger Sub become a signator to this Agreement for the purpose of becoming a party to such plan of merger. Pending consummation of the Cash-Out Merger, Buyer shall not permit Merger Sub to engage in any business activity.

      5.14 Conforming Entries

       (a) Seller and Buyer recognize that Preferred and Alliance may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses. Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Preferred and Alliance, as specified in each case in writing to Seller by Buyer, based upon such consultation and subject to the conditions in Section 5.14(c) below.

       (b) Subject to applicable laws, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.14(c) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Cash-Out Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

       (c) Subject to applicable laws, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Preferred's loan, accrual and reserve policies to Alliance's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Cash-Out Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer, but in no event prior to two business days before the Closing Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

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       (d) No reserves, accruals or charges taken in accordance with this Section 5.14 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein or a basis to assert that Seller has suffered a Material Adverse Effect.

      5.15 Integration of Policies

       During the period from the date hereof to the Effective Time, Seller shall cause Preferred and its directors, officers and employees to, and shall make all reasonable efforts to cause Preferred's data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Preferred to Alliance's system of electronic data processing. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Alliance to train Preferred employees in Alliance's system of electronic data processing.

      5.16 Disclosure Supplements

       From time to time prior to the Effective Time, each Party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the Parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

      5.17 Failure to Fulfill Conditions

       In the event that either of the Parties determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled, then such Party will promptly notify the other Party of the same. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of such transactions.

      5.18 Proxy Solicitor

       Seller may, and if requested by Buyer shall, retain a proxy solicitor in connection with the meeting of Seller stockholders held to vote on the adoption of this Agreement. The cost of the proxy solicitor shall be paid by Seller.

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      5.19 Directors

       From the Effective Time, Buyer will cause the election of S.J. Ptak and Kimberly P. Rooney to the Board of Directors of Preferred as the resulting institution in the Financial Institution Merger each for a minimum term of one (1) year.

ARTICLE VI

CONDITIONS PRECEDENT

      6.1 Conditions Precedent - Buyer and Seller

       The respective obligations of Buyer and Seller to effect the transactions contemplated hereby shall be subject to satisfaction (or waiver of the provided however clause under Section 6.l(b) by Buyer pursuant to Section 7.4) of the following conditions at or prior to the Effective Time.

       (a) The adoption of this Agreement by the requisite vote of the stockholders of Seller.

       (b) All approvals and consents from any Governmental Entity, the approval or consent of which is required for the completion of the Merger, shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer and Seller shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Merger; provided, however, that no required approval or consent of any Governmental Entity shall be deemed to have been received if it shall include any non-standard condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

       (c) None of Buyer, Alliance, Seller or Preferred shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal completion of the Merger.

       (d) No proceeding initiated by any Government Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger shall be pending or threatened.

       (e) Concurrently with the execution and delivery of this Agreement, Buyer and S.J. Ptak and Kimberly P. Rooney shall have each executed and delivered Non-Competition Agreements in the form of Exhibits D and E, respectively, restricting such individuals from (i) engaging in the banking or mortgage business within a radius of five (5) miles from 4800 South Pulaski Road, Chicago, Illinois or (ii) soliciting any current depositor, borrower or mortgage broker (including, but not limited to, Mortgage Square, Inc.) of Preferred or Seller to stop doing business with, or to begin doing business with any competitor of Preferred or Seller. Such Non-Competition Agreements to

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      become effective at the Effective Time and with the restrictions therein contained continuing for a period of three (3) years.

      6.2 Conditions Precedent - Seller

       The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

       (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and subject to the MAE Qualification such representations and warranties shall be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date.

       (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

       (c) Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by its President and Chief Executive Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

       (d) Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

      6.3 Conditions Precedent - Buyer

       The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof

       (a) The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and subject to the MAE Qualifications such representations and warranties shall be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date.

       (b) Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

       (c) Since the date hereof, Seller shall not have suffered a Material Adverse Effect.

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       (d) Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) through 6.3(c) have been satisfied.

       (e) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

       (f) At least five of the seven directors of Seller who are stockholders of Seller shall have executed and delivered voting agreements in the form of Exhibit A hereto.

       (g) Buyer shall have received a tax opinion from Crowe, Chizek & Co. LLP, in form and content reasonably acceptable to Buyer, to the effect that all severance payments made to officers or employees of Seller or Preferred in connection with the Merger shall be fully deductible for federal and Illinois income tax purposes. In the event that there are any "excess parachute" payments resulting from the making of any such severance payments, the amount of any non-deductible compensation under Section 280(G) of the Code will be quantified, then multiplied by 38.75% and the result thereof divided by 1,422,417 shares to determine any cash payment per share reduction to the Merger Consideration.

       (h) Buyer shall have received from Silver, Freedman & Taff, L.L.P. or such other law firm or accounting firm reasonably acceptable to it a tax opinion in form and content reasonably satisfactory to it to the effect that (i) the Financial Institution Merger will constitute a reorganization under Section 368(a)(1) of the Code and (ii) Preferred will not as a result of consummating the Merger be required to restore to income for federal income tax purposes any portion of its tax bad debt reserve; and (iii) no gain or loss will be recognized for federal income tax purposes by Seller, Buyer, Preferred, Alliance or Merger Sub solely as a result of the Merger.

             (i) Not more than10% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

ARTICLE VII

TERMINATION, WAIVER AND AMENDMENT

      7.1 Termination

       This Agreement may be terminated:

       (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the Parties hereto;

       (b) at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, breached in any material respect any covenant or undertaking contained herein or any representation or warranty contained herein, unless such breach has been cured within 30 days after written notice of such breach;

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       (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, provided, however, that no Party shall have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Merger;

       (d) at any time, by either Buyer or Seller in writing, if the stockholders of Seller do not adopt this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof);

       (e) by Buyer in writing if the Board of Directors of Seller fails to favorably recommend adoption of this Agreement to Seller's stockholders or Seller's Board of Directors withdraws such favorable recommendation or changes, alters or modifies such favorable recommendation in a manner adverse to Buyer;

       (f) by Seller in writing prior to the meeting of Seller's stockholders to vote on the adoption of this Agreement for the sole purpose of permitting Seller to enter into a definitive agreement with respect to an Alternative Proposal; or

       (g) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on February 28, 2002, provided that a Party which is then in breach of any of its representations, warranties, covenants or obligations shall not be entitled to be a terminating Party hereunder.

      7.2 Effect of Termination

       In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b), to expenses set forth in Section 8.1, to liquidated damages set forth in Section 7.6, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) or (c) shall not relieve the breaching Party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination; provided, that in the event that this Agreement is terminated by Seller or Buyer pursuant to Section 7.1(b) solely by reason of a willful breach by Buyer or Seller, then the non-breaching Party shall be entitled to the remedy of specific performance and any other action at law or equity against the breaching Party.

      7.3 Survival of Representations, Warranties and Covenants

       All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time

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      (including the covenants set forth in Sections 2.5, 2.6, 2.8, 5.9, 5.11 and 5.19 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including any stockholder or former stockholder of either Buyer or Seller.

      7.4 Waiver

       Each Party hereto by written instrument approved by its Board of Directors and signed by an executive officer of such Party, may at any time (whether before or after approval of this Agreement by the stockholders of Seller) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (i) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other Party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other Party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after stockholders of Seller have adopted this Agreement, shall not modify either the amount or form of the Merger Consideration or otherwise materially adversely affect such stockholders without the approval of the stockholders to the extent required by applicable law.

      7.5 Amendment or Supplement

       This Agreement may be amended or supplemented at any time by mutual written agreement of the Parties approved by the Board of Directors of the Parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties.

      7.6 Liquidated Damages

       Buyer shall be entitled to $200,000 plus reimbursement of reasonable and verifiable expenses directly related to this Agreement and its due diligence review prior to the submission of this Agreement (such reimbursable expenses not to exceed $300,000) in cash from Seller, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy of Buyer, payable on demand in immediately available funds, upon the occurrence of any of the following:

       (a) a proper termination of this Agreement by Buyer pursuant to Section 7.1(e);

       (b) a proper termination of this Agreement by Seller pursuant to Section 7.1(f); or

       (c) the consummation of the acquisition of Seller by a third party (by merger, stock purchase or bulk sale of assets) within one year after the termination of this Agreement pursuant to Section 7.1(d) if and only if an Alternative Proposal was publicly announced (or otherwise disseminating to the stockholders of Seller) or presented to Seller's Board of Directors prior to the date that the Seller's stockholders voted against the adoption of this Agreement.

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ARTICLE VIII

MISCELLANEOUS

      8.1 Expenses

       Except as otherwise provided herein, each Party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      8.2 Entire Agreement

       This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any Party, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 2.5, 2.6, 2.8, 5.9, 5.11 and 5.19 hereof.

      8.3 No Assignment

       None of the Parties may assign any of its rights or obligations under this Agreement to any other person.

      8.4 Notices

       All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

       If to Buyer:

       Lawrence H. Chlum,
       President
       7840 North Milwaukee Avenue
       Niles, Illinois 60714
       Fax: (847) 966-7988

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       With required copies to:

       PNA Holding Company
       6100 North Cicero Avenue
       Chicago, Illinois 60646
       Attention: Edward J. Moskal
       Chairman
       Fax: (773) 286-4836

       (and)

       Martin S. Korey, Esq.
       Christopher T. Nowotarski, Esq.
       Stone, Pogrund & Korey
       221 North LaSalle Street, Suite 3200
       Chicago, Illinois 60601
       Fax: (312) 782-1482

       If to Seller:

       PS Financial, Inc.
       4800 South Pulaski Road
       Chicago, Illinois 60632
       Attn: Kimberly P. Rooney
       President and Chief Executive Officer
       Fax: (773) 376-8222

       With a required copy to:

       Silver, Freedman & Taff, L.L.P.
       1100 New York Avenue, N.W.
       Washington, D. C. 20005
       Attn: Barry Taff, Esq.
       Beth A. Freedman, Esq.
       Fax: (202) 682-0354

      8.5 Alternative Structure

       Notwithstanding any provision of this Agreement to the contrary, Buyer may at any time modify the structure of the acquisition of Seller set forth herein, provided that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

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      8.6 Interpretation

       The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      8.7 Counterparts

       This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      8.8 Governing Law

       This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and entirely to be performed within such jurisdiction. The Parties hereby designate Cook County, Illinois to be the proper jurisdiction and venue for any suit or action arising out of this Agreement.

      8.9 Severability

       Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

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       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

SELLER:
PS FINANCIAL, INC.
Attest:	/s/ L.G. Ptak L.G. Ptak, Secretary	By:	/s/ Kimberly P. Rooney Kimberly P. Rooney, President and Chief Executive Officer

BUYER:
PNA HOLDING COMPANY
Attest as to both:

/s/ Christopher T. Nowatarski Christopher T. Nowotarski, Secretary		By:	/s/ Edward J. Moskal Edward J. Moskal, Chairman

		By:	/s/ Lawrence H. Chulm Lawrence H. Chlum, President

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       EXHIBIT A

Voting Agreement

June __, 2001

      PNA Holding Company
      7840 North Milwaukee Avenue
      Niles, Illinois 60714

      Dear Sirs:

       The undersigned understands that PNA Holding Company ("Buyer") and PS Financial, Inc. ("Seller") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger of a wholly-owned subsidiary of Buyer into Seller (the "Cash-Out Merger"), in which the outstanding shares of common stock of Seller will be exchanged for cash.

       The undersigned is a stockholder of Seller and is entering into this agreement to induce Buyer to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

       The undersigned confirms its agreement with Buyer as follows:

       1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of Seller of which the undersigned is the record or beneficial owner (the "Shares"), and that the undersigned is on the date hereof the lawful owner of the Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of Seller (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

       2. Except as required by law or for charitable donations or gifts to immediate family members, grandchildren or great grandchildren, the undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereunto or any voting rights with respect thereto, prior to the adoption of the Merger Agreement by the stockholders of Seller.

       3. The undersigned agrees that all of the Shares, together with any additional shares of capital stock of Seller, of which the undersigned is the record or beneficial owner at the record date for any meeting of stockholders of Seller called to consider and vote to adopt the Merger Agreement, will be voted by the undersigned in favor thereof.

       4. The undersigned represents and warrants to Buyer that (i) the undersigned has all necessary power and authority to enter into this letter agreement and (ii) this letter agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

       5. This letter agreement shall automatically terminate (i) upon termination of the Merger Agreement in accordance with its terms or (ii) immediately after the adoption of the Merger Agreement by the stockholders of Seller.

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PNA Holding Company
June __, 2001

       6. This letter agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Buyer.

       7. This letter agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

       8. The parties agree that if any provision of this letter agreement shall under any circumstances be deemed invalid or inoperative, this letter agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

       9. This letter agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

       10. The validity, construction, enforcement and effect of this letter agreement shall be governed by the laws of the State of Illinois.

       11. This letter agreement shall inure to the benefit of Buyer and its successors, and shall be binding upon and inure to the benefit of the undersigned and his or her executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This letter agreement shall survive the death or incapacity of the undersigned.

       12. Nothing in this letter agreement shall be construed to give Buyer any rights to exercise or direct the exercise of voting power as owner of the Shares, either beneficially or otherwise, for any purpose.

       13. The undersigned agrees that in the event of his or her breach of this letter agreement Buyer shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Buyer for a violation of this letter agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

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PNA Holding Company
June __, 2001

       Please confirm that the foregoing correctly states the understanding between the undersigned and Buyer by signing and returning to Buyer a counterpart hereof.

Very truly yours,

Accepted as of the ___ day
of June, 2001

PNA Holding Company

By:	Lawrence H. Chlum President

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PNA Holding Company
June __, 2001

Schedule I

Number of shares of Seller common stock beneficially owned
Number of shares of Seller common stock subject to options

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EXHIBIT B

AGREEMENT AND PLAN OF MERGER OF
PS FINANCIAL, INC.
WITH AND INTO
PNA HOLDING COMPANY

       Agreement and Plan of Merger (this "Plan") dated as of ___________, 2001, between PS Financial Corporation ("PS"), a Delaware corporation, and PNA Holding Company ("PNA"), an Illinois corporation, for the merger of PS, a wholly owned subsidiary of PNA, with and into PNA.

       WHEREAS, on the date hereof the Board of Directors of PNA, acting on behalf of PNA as the sole stockholder of PS, has approved this Plan, and deems it advisable and in the best interests of its stockholders to consummate the merger of PS with and into PNA (the "Merger"); and

       NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

MERGER AND NAME OF SURVIVING CORPORATION

       Subject to the terms and conditions of this Plan, at the Effective Time (as hereinafter defined), PS shall be merged with and into PNA pursuant to the provisions of, and with the effect provided under, the laws of the States of Delaware and Illinois (the "Merger"). At the Effective Time, the separate existence of PS shall cease and PNA as the surviving entity, shall continue unimpaired by the Merger. (PNA as existing on and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation.") The name of the Surviving Corporation shall remain "PNA Holding Company."

ARTICLE II

ARTICLES OF INCORPORATION AND BY-LAWS

       The Articles of Incorporation and the Bylaws of PNA in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, in each case until duly amended in accordance with applicable law.

ARTICLE III

BOARD OF DIRECTORS AND OFFICERS

       At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of PNA immediately prior to the Effective Time; and the

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      officers of the Surviving Corporation shall be those persons serving as officers of PNA immediately prior to the Effective Time, in each case subject to the provisions of the Surviving Corporation's Bylaws.

ARTICLE IV

SURVIVING CORPORATION'S STOCK

       Each share of the capital stock of PNA outstanding immediately prior to the Effective Time shall remain outstanding after the Effective Time and shall constitute and represent an outstanding share of the capital stock of the Surviving Corporation at the Effective Time. As a result of the Merger, all outstanding shares of the capital stock of PS will be canceled. No cash or other consideration will be paid to any stockholder of PS as part of the Merger. No shares of the Surviving Corporation will be issued as a result of the Merger.

ARTICLE V

EFFECTIVE TIME OF THE MERGER

       A certificate of merger shall be filed with the Secretary of State of Delaware and articles of merger shall be filed with the Secretary of State of Illinois with respect to the Merger. Such filings shall be made by the parties immediately after the execution of this Plan. The Merger shall be effective upon the issuance of a certificate of merger by the Secretary of State of Illinois.

ARTICLE VI

FUTURE ASSURANCES

       If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of PS, or to otherwise carry out the provisions hereof, the proper officers and directors of PS immediately prior to the Effective Time, and thereafter the officers of the Surviving Corporation, acting on behalf of the Surviving Corporation, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

ARTICLE VII

MISCELLANEOUS

       1. PNA, as the Surviving Corporation, agrees that at and after the Effective Time it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of PS or PNA in the State of Delaware, as well as for the enforcement of any

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      obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the rights of any former stockholders of PS as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and PNA, as the Surviving Corporation, irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings and specifies 7840 North Milwaukee Avenue, Niles, Illinois 60714, as the address to which a copy of such process shall be mailed by the Secretary of State of Delaware to it.

       2. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan.

       3. This Plan shall be governed by and construed in accordance with the laws of the State of Illinois, applicable to agreements made and entirely to be performed in such jurisdiction.

       4. The provisions of Article VI and paragraph 1 of Article VII hereof shall survive the Effective Time.

       5. This Plan may be executed in counterparts which together shall constitute a single agreement.

Attest	PNA HOLDING COMPANY

____________________________	By: ____________________________
Corporate Secretary	Title: __________________________

Attest	PS FINANCIAL, INC.

____________________________	By: ____________________________
Corporate Secretary	Title: __________________________

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EXHIBIT C

PLAN OF MERGER

       PLAN OF FINANCIAL INSTITUTION MERGER (this "Agreement") dated ________, 2001, by and between Alliance, FSB ("Alliance") and Preferred Savings Bank ("Preferred").

       WHEREAS, each of Alliance and Preferred is a wholly owned subsidiary of PNA Holding Company ("PNA");

       WHEREAS, on the date hereof the Board of Directors of PNA, acting on behalf of PNA as the sole stockholder of Alliance and Preferred, has approved this Agreement, and deems it advisable and in the best interests of PNA, Alliance and Preferred to consummate the merger between Alliance and Preferred (the "Financial Institution Merger"); and

       WHEREAS, the Boards of Directors of Alliance and Preferred have approved, and deem it advisable to consummate the Financial Institution Merger upon the terms provided for herein, all in accordance with the provisions of 12 C.F.R. §§ 552.13 and 563.22.

       NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE FINANCIAL INSTITUTION MERGER

       1.1 Effective Time of the Financial Institution Merger. Subject to the provisions of this Agreement, the Financial Institution Merger shall become effective in accordance with the terms of the articles of combination (the "Articles of Combination") which shall be filed with the Secretary of the Office of Thrift Supervision (the "Secretary") on the date hereof. The term "Effective Time" shall be the time when the Financial Institution Merger becomes effective, as specified on the endorsement of the Articles of Combination by the Secretary approving the Financial Institution Merger; provided, in no event will the Effective Time occur prior to consummation of the merger of PS Financial, Inc. with and into PNA.

       1.2 Effects of the Financial Institution Merger. (a) At the Effective Time, (i) the separate existence of Alliance shall cease and Alliance shall be merged with and into Preferred (Preferred as the surviving institution (the Bank is sometimes referred to herein as the "Surviving Bank"), (ii) the charter of Preferred as in effect immediately prior to the Effective Time shall be the charter of the Surviving Bank until duly amended in accordance with applicable law, but the name of the Surviving Bank shall be changed to "Alliance, FSB", (iii) the bylaws of Preferred as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank, until duly amended in accordance with applicable law and (iv) the officers of Alliance immediately prior to the Effective

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Time shall be the officers of the Surviving Bank, each to hold office in accordance with the Charter and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

       (b) At and after the Effective Time, the Financial Institution Merger shall have all the effects set forth in 12 C.F.R. § 552.13(b)(1).

       1.3 Headquarters. The headquarters or home office of the Surviving Bank shall be at Alliance's current home office address and all offices of the Surviving Bank shall be located as set forth on Schedule 1.3 hereto.

       1.4 Board of Directors. On and after the Effective Time, the names, residential addresses and terms of office of the directors of the Surviving Bank are as set forth on Schedule 1.4 hereto, each to hold office until his or her successor is elected and qualified or otherwise selected in accordance with the bylaws of the Surviving Bank.

       1.5 Deposit Accounts. After the Effective Time, the Surviving Bank will continue to issue deposit accounts on the same basis as Preferred immediately prior to the Effective Time until duly amended in accordance with applicable law.

ARTICLE II

EFFECT OF THE FINANCIAL INSTITUTION MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT FINANCIAL INSTITUTIONS; EXCHANGE OF CERTIFICATES

       2.1 Alliance Common Stock. At the Effective Time, by virtue of the Financial Institution Merger and without any action on the part of any of the parties hereto or any stockholder, all of the issued and outstanding shares of Alliance common stock shall be exchanged by PNA for a number of shares of Preferred common stock representing the fair market value of Alliance immediately prior to consummation of the Financial Institution Merger.

       2.2 Preferred Common Stock. The shares of Preferred common stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged.

ARTICLE III

TERMINATION AND AMENDMENT

       3.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of PNA.

       3.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 3.1, this Agreement shall forthwith become void and there shall be no liability or obligation

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      under this Agreement on the part of Alliance, Preferred or their respective officers, directors or affiliates.

       3.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and approved by the Board of Directors of PNA. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE IV

GENERAL PROVISIONS

       4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois (except to the extent that mandatory provisions of Federal law are applicable).

       4.2 Counterparts. This Agreement may be executed in counterparts which together shall constitute one agreement.

       IN WITNESS WHEREOF, each of Alliance and Preferred has caused this Agreement to be executed by its duly authorized officers as of the date first above written.

ALLIANCE, FSB
ATTEST:

By:	____________________________ Secretary	By:	____________________________ Chief Executive Officer
PREFERRED SAVINGS BANK
ATTEST:

By:	____________________________ Secretary	By:	____________________________ Chief Executive Officer

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SCHEDULE 1.3

      Offices of Surviving Bank

      Home Office

       7840 North Milwaukee Avenue
       Niles, Illinois 60714

      Branch Offices

       4800 South Pulaski Road
       Chicago, Illinois 60601

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SCHEDULE 1.4

Directors of Surviving Bank	Term to Expire
Edward J. Moskal 5821 N. Lacey Chicago, IL 60646	8/1/2002
Christopher T. Nowotarski 691 Middleton Lane DesPlaines, IL 60016	8/1/2002
Teresa N. Abick 5853 N. Cicero Avenue Chicago, IL 60646	8/1/2002
Virginia Sikora 55 Astoria Way Park Ridge, IL 60068	8/1/2002
Stanley M. Jendzejec 2420 Talcott Road Park Ridge, IL 60068	8/1/2002
Kimberly Rooney 5013 Caroline Avenue Western Springs, IL 60558	8/1/2002
Sylvester Ptak 120 Edgebrook Ct. Indian Head Park, IL 60525	8/1/2002
Delphine Lytell 7918 W. 100th Street Palos Hills, IL 60465	8/1/2002
Robert R. Maycan 1425 S. Crescent Park Ridge, IL 60068	8/1/2002
Casimir J. Musielak 7915 Maple Street Morton Grove, IL 60053	8/1/2002
Frank J. Spula 1417 Grain Park Ridge, IL 60068	8/1/2002

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EXHIBIT D

S.J. PTAK NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT (this "Agreement") is made as of the ______ day of June, 2001, by and between PNA HOLDING COMPANY, an Illinois corporation (the "Company"), and S.J. PTAK ("Shareholder"), but effective upon the completion of the acquisition of PS Financial, Inc. ("PS Financial") by the Company (the "Effective Time") pursuant to that certain Agreement and Plan of Merger between the Company and PS Financial dated as of the date hereof (the "Purchase Agreement").

W I T N E S S E T H :

       Shareholder is the Chairman of the Board of Directors and Vice President of PS Financial and Preferred Savings Bank FSB, a federal savings bank ("Preferred"). PS Financial, is the unitary savings and loan holding company for Preferred. PS Financial and Preferred are engaged in the banking and mortgage lending business (the "Business"). Shareholder has acquired unique knowledge and experience in the operation of the Business. Shareholder acknowledges that as one of the principal shareholders of PS Financial, at the Effective Time, Shareholder will derive a substantial economical benefit by virtue of the completion of the acquisition of PS Financial by the Company. Shareholder acknowledges that the Restrictive Covenants (as hereinafter defined) are necessary to protect the Business and the goodwill of the Company therein.

       NOW, THEREFORE, in consideration of the premises and for the consideration to be provided by the Company to Shareholder as hereinafter provided, the parties agree as follows:

       1. Non-Competition.

             1.1. Covenants Against Competition. Shareholder acknowledges that (i) the Company will be at and after the Effective Time engaged in the Business as a unitary savings and loan holding company for Preferred; (ii) Shareholder is one of the limited number of persons who is intimately familiar with the Business; (iii) Shareholder's work for the Business has given him, and will continue to give him, trade secrets of and confidential information concerning the Business; (iv) the agreements and covenants contained in this Section 1 are essential to protect the Business and the goodwill of the Company therein. Accordingly, Shareholder covenants and agrees as follows:

                   1.1.1 Non-Compete. For a period commencing on the date the Effective Time occurs and terminating three (3) years thereafter(the "Restricted Period"), Shareholder shall

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      not, without the prior express written consent of the Company, directly or indirectly, (i) solicit any current depositor, borrower or mortgage broker (including but not limited to Mortgage Square, Inc.) of PS Financial or Preferred to (x) stop doing business with the Company or any of its subsidiaries; or (y) begin doing business with a competitor of PS Financial or Preferred, or (ii) engage in the Business within a radius of five (5) miles from 4800 South Pulaski Road, Chicago, Illinois. Nothing herein shall limit in any manner the ability of Shareholder to engage in the practice of law.

                   1.1.2 Confidential Information. During the Restricted Period and thereafter, Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters of PS Financial or Preferred, including, without limitation, know-how, trade secrets, customer lists, deposit lists, broker lists, supplier lists, details of contacts, pricing policies, operational methods, marketing plans or strategies, except pursuant to judicial or administrative process.

                   1.1.3 Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or complied by or on behalf of Shareholder, or made available to Shareholder relating to PS Financial or Preferred, are and shall be the Company's property and shall be delivered to the Company promptly at Closing (as defined in the Purchase Agreement).

                   1.1.4 Non-Solicitation. During the Restricted Period, Shareholder shall not directly solicit and hire any employee of Preferred for any purpose whatsoever, but nothing contained herein shall limit Shareholder's ability to solicit or hire any person after such person has ceased employment with P.S. Financial and Preferred.

             1.2 Rights and Remedies Upon Breach. If Shareholder breaches or threatens to commit a breach of any of the provisions of Section 1.1 (the "Restrictive Covenants"), the Company shall have the rights and remedies set forth in Subsections 1.2.1 and 1.2.2, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity or under the Purchase Agreement.

                   1.2.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, in addition to any other rights or remedies, the Company shall be entitled to injunctive

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      relief to enforce the terms of this covenant not to compete and covenant not to disclose confidential information and to restrain Shareholder.

                   1.2.2 Accounting. The right and remedy to require Shareholder to account for and pay over to the Company, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Shareholder or his affiliates as the result of any transactions constituting a breach of the Restrictive Covenants.

             1.3 Severability of Covenants. Shareholder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

             1.4 Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration of scope of such provision, as the case may bet and, in its reduced form, such provision shall then be enforceable.

             1.5 Enforceability in Jurisdiction. The Company and Shareholder intend to and confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Shareholder and the Company that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

       2. Consideration. In consideration for the obligations being undertaken by Shareholder herein, the Company shall (a) pay to Shareholder at the Effective Time $31,325.00 in a single lump sum cash amount, and (b) cause Preferred to provide at its sole expense (and without any contribution from Shareholder) group health insurance benefits for Shareholder and his spouse from the Effective Time through November 24, 2004, which health benefits shall be no less favorable than those disclosed by the Company pursuant to Section 5.11(e) of the Purchase Agreement.

       3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by

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       facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by courier, one (1) day after the date of deposit with such courier addressed as follows:

If to the Company to:		Edward J. Moskal
Chairman
PNA Holding Company
6100 North Cicero Avenue
Chicago, Illinois 60646

Fax: (773) 286-4836

With required copies to:		Lawrence H. Chlum
President
PNA Holding Company
7840 North Milwaukee Avenue
Niles, Illinois 60714

Fax: (847) 966-7988

(and)

Martin S. Korey, Esq.
Christopher T. Nowotarski, Esq.
221 North LaSalle Street,
Suite 3200
Chicago, Illinois 60601

Fax:: (312) 782-1482

If to Shareholder:		S.J. Ptak
120 Edgebrook Ct.
Indian Head Park, Illinois 60525

With a required copy to:		Silver, Freedman & Taff, L.L.P.
1100 New York Avenue, N.W.
Washington, D. C. 20005
	Attn:	Barry Taff, Esq.
Beth A. Freedman, Esq.

Fax: (202) 682-0354

      Any party may change its address for notice hereunder by notice to the other party.

       4. Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, and any such purported assignment shall be void ab initio.

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       5. Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the laws of Illinois applicable to contracts made and to be performed in the state of Illinois without regard to principles of choice of law.

       6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns, subject to the limitations on assignment referred to in section 4 hereof.

       7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       8. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties relating to the subject matter of this Agreement.

       9. Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

       10. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

       11. Termination. This Agreement shall terminate upon any termination of the Purchase Agreement.

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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each as of the day and year written above.

COMPANY:

PNA HOLDING COMPANY

By:____________________________
Its: President

Shareholder:

_______________________________
S.J. PTAK

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EXHIBIT E

KIMBERLY P. ROONEY NON-COMPETITION AGREEMENT

       THIS NON-COMPETITION AGREEMENT (this "Agreement") is made as of the ____ day of June, 2001, by and between PNA HOLDING COMPANY, an Illinois corporation (the "Company"), and KIMBERLY P. ROONEY ("Shareholder"),but effective upon the completion of the acquisition of PS Financial, Inc. ("PS Financial") by the Company (the "Effective Time") pursuant to that certain Agreement and Plan of Merger between the Company and PS Financial dated as of the date hereof (the "Purchase Agreement").

W I T N E S S E T H :

       Shareholder is the President and Chief Executive Officer of PS Financial and Preferred Savings Bank FSB, a federal savings bank ("Preferred"). PS Financial is the unitary savings and loan holding company for Preferred. PS Financial and Preferred are engaged in the banking and mortgage lending business (the "Business"). Shareholder has acquired unique knowledge and experience in the operation of the Business. Shareholder acknowledges that as one of the principal shareholders of PS Financial, at the Effective Time, Shareholder will derive a substantial economical benefit by virtue of the completion of the acquisition of PS Financial by the Company. Shareholder acknowledges that the Restrictive Covenants (as hereinafter defined) are necessary to protect the Business and the goodwill of the Company therein.

       NOW, THEREFORE, in consideration of the premises and for the consideration to be provided by the Company to Shareholder as hereinafter provided, the parties agree as follows:

       1. Non-Competition.

             1.1. Covenants Against Competition. Shareholder acknowledges that (i) the Company will be at and after the Effective Time engaged in the Business as a unitary savings and loan holding company for Preferred; (ii) Shareholder is one of the limited number of persons who is intimately familiar with the Business; (iii) Shareholder's work for the Business has given her, and will continue to give her, trade secrets of and confidential information concerning the Business; (iv) the agreements and covenants contained in this Section 1 are essential to protect the Business and the goodwill of the Company therein. Accordingly, Shareholder covenants and agrees as follows:

                   1.1.1 Non-Compete. For a period commencing on the date the Effective Time occurs and terminating three (3) years thereafter (the "Restricted Period"), Shareholder shall not, without the prior express written consent of the Company, directly or indirectly, (i) solicit any

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      current depositor, borrower or mortgage broker (including but not limited to Mortgage Square, Inc.) of PS Financial or Preferred to (x) stop doing business with the Company or any of its subsidiaries; or (y) begin doing business with a competitor of PS Financial or Preferred, or (ii) engage in the Business within a radius of five (5) miles from 4800 South Pulaski Road, Chicago, Illinois. Nothing herein shall limit in any manner the ability of Shareholder to engage in the practice of law.

                   1.1.2 Confidential Information. During the Restricted Period and thereafter, Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of herself or others, all confidential matters of PS Financial or Preferred, including, without limitation, know-how, trade secrets, customer lists, deposit lists, broker lists, supplier lists, details of contacts, pricing policies, operational methods, marketing plans or strategies, except pursuant to judicial or administrative process.

                   1.1.3 Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or complied by or on behalf of Shareholder, or made available to Shareholder relating to PS Financial or Preferred, are and shall be the Company's property and shall be delivered to the Company promptly at Closing (as defined in the Purchase Agreement).

                   1.1.4 Non-Solicitation. During the Restricted Period, Shareholder shall not directly solicit and hire any employee of Preferred for any purpose whatsoever, but nothing contained herein shall limit Shareholder's ability to solicit or hire any person after such person has ceased employment with P.S. Financial and Preferred.

             1.2 Rights and Remedies Upon Breach. If Shareholder breaches or threatens to commit a breach of any of the provisions of Section 1.1 (the "Restrictive Covenants"), the Company shall have the rights and remedies set forth in Subsections 1.2.1 and 1.2.2, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity or under the Purchase Agreement.

                   1.2.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, in addition to any other rights or remedies, the Company shall be entitled to injunctive relief to enforce the terms of this covenant not to compete and covenant not to disclose confidential information and to restrain Shareholder.

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                   1.2.2 Accounting. The right and remedy to require Shareholder to account for and pay over to the Company, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Shareholder or her affiliates as the result of any transactions constituting a breach of the Restrictive Covenants.

             1.3 Severability of Covenants. Shareholder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

             1.4 Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration of scope of such provision, as the case may bet and, in its reduced form, such provision shall then be enforceable.

             1.5 Enforceability in Jurisdiction. The Company and Shareholder intend to and confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Shareholder and the Company that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

       2. Consideration. In consideration for the obligations being undertaken by Shareholder herein, the Company shall (a) pay to Shareholder at the Effective Time $31,325.00 in a single lump sum cash amount, and (b) cause Preferred to provide at its sole expense (and without any contribution from Shareholder) group health insurance benefits for Shareholder and her immediate family members from the Effective Time through November 24, 2004, which health benefits shall be no less favorable than those disclosed by the Company pursuant to Section 5.11(e) of the Purchase Agreement.

       3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by

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      facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by courier, one (1) day after the date of deposit with such courier addressed as follows:

If to the Company to:		Edward J. Moskal
Chairman
PNA Holding Company
6100 North Cicero Avenue
Chicago, Illinois 60646

Fax: (773) 286-4836

With required copies to:		Lawrence H. Chlum
President
PNA Holding Company
7840 North Milwaukee Avenue
Niles, Illinois 60714

Fax: (847) 966-7988

(and)

Martin S. Korey, Esq.
Christopher T. Nowotarski, Esq.
221 North LaSalle Street,
Suite 3200
Chicago, Illinois 60601

Fax: (312) 782-1482

If to Shareholder:		Kimberly P. Rooney
5013 Caroline Avenue
Western Springs, Illinois 60558

With a required copy to:		Silver, Freedman & Taff, L.L.P.
1100 New York Avenue, N.W.
Washington, D. C. 20005
	Attn:	Barry Taff, Esq.
Beth A. Freedman, Esq.

Fax: (202) 682-0354

      Any party may change its address for notice hereunder by notice to the other party.

       4. Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, and any such purported assignment shall be void ab initio.

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       5. Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the laws of Illinois applicable to contracts made and to be performed in the state of Illinois without regard to principles of choice of law.

       6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns, subject to the limitations on assignment referred to in section 4 hereof.

       7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       8. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties relating to the subject matter of this Agreement.

       9. Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

       10. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

       11. Termination. This Agreement shall terminate upon any termination of the Purchase Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each as of the day and year written above.

COMPANY:

PNA HOLDING COMPANY

By:____________________________
Its: President

Shareholder:

_______________________________
KIMBERLY P. ROONEY

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